SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2002

EXCHANGE BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	033-54566	34-1721453
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

237 Main Street, Luckey, Ohio	43443
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (419) 833-3401

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

On July 5, 2002, Exchange Bancshares, Inc. and The Exchange Bank, the wholly-owned subsidiary of Exchange Bancshares, Inc., entered into an Amended and Restated Employment Agreement with Thomas E. Funk extending the term of the original agreement and revising some of the other terms of the agreement.  Pursuant to this Amended and Restated Employment Agreement, Mr. Funk serves as the Chief Financial Officer and Vice President of both The Exchange Bank and Exchange Bancshares, Inc.  Also on July 5, 2002, The Exchange Bank amended and restated the Employment Agreement with Thomas J. Elder to extend the term and revise some of the other terms of the agreement and entered into an employment agreement with Michael W. Pepple, Vice President of The Exchange Bank.

Item 7. Financial Statements and Exhibits.

(a)	Financial statements of business acquired.
Not required.
(b)	Proforma financial information.
Not required.
(c)	Exhibits

Exhibit No.	Description	Page
10(1)	Amended and Restated Employment Agreement by and between Exchange Bancshares, Inc., The Exchange Bank and Thomas E. Funk dated as of July 5, 2002
10(2)	Amended and Restated Employment Agreement by and between The Exchange Bank and Thomas J. Elder dated July 5, 2002
10(3)	Employment Agreement by and between The Exchange Bank and Michael W. Pepple dated July 5, 2002

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                                               EXCHANGE BANCSHARES, INC.

Date:  July 9, 2002

By:	/s/ Marion Layman
Marion Layman President